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                                                                   EXHIBIT 10.18

$800,000.00                                               Minneapolis, Minnesota
                                                                   June 20, 1996

                                   TERM NOTE

         FOR VALUE RECEIVED, each of the undersigned hereby jointly and severally promises to pay to the order of BNC NATIONAL BANK OF MINNESOTA (the "Bank") in the lawful money of the United States of America at its offices at 200 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402, or at such other place as the Bank may from time to time designate:

         (i) the principal sum of Eight Hundred Thousand and 00/100 ($800,000.00) Dollars, which principal amount shall be due and payable in twenty-three (23) installments of $22,220.00 on the last day of each calendar month commencing on July 31, 1996 and one final installment of the remaining principal amount on June 30, 1998; plus

         (ii) interest on the unpaid principal amount of this Note from time to time outstanding from the date hereof at a floating rate equal to Two Percent (2.0%) in excess of the Reference Rate (as defined in the Loan Agreement) per annum, calculated on the number of days actually elapsed in a 360-day year, due and payable on the last day of each calendar month, commencing June 30, 1996, and at maturity (whether by acceleration or otherwise). Principal amounts remaining unpaid after the occurrence of an Event of Default under the Loan Agreement shall bear interest from and after that date in time until paid at a rate of 2% per annum plus the rate otherwise payable.

         This Note is the "Term Note" within the meaning of that certain Loan Agreement between the undersigned and the Bank of even date herewith (the "Loan Agreement"). All of the terms and conditions set forth in the Agreement are hereby incorporated by this reference, including without limitation the right of holder hereto to accelerate all amounts evidenced by the Note upon the occurrence of an Event of Default within the meaning of the Agreement.

         This Note has been delivered in the State of Minnesota and shall be construed and enforced in accordance with the substantive laws thereof.

         Each of the undersigned and all guarantors expressly waive any right of presentment, demand, protest or notice of protest or notice of dishonor.
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         This Note has been executed by each of the undersigned as co-makers and not as a surety, accommodation marker or guarantor, and each of the undersigned hereby expressly waive all claims and defenses, if any, as a surety, accommodation maker and/or guarantor.

                                               CONCORDE GAMING CORPORATION, a
                                               Colorado corporation


                                               By
                                                 ------------------------------
                                                    Its
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                                               CONCORDE GAMING OF SOUTH DAKOTA,
                                               INC., a South Dakota corporation

                                               By
                                                 ------------------------------
                                                    Its
                                                       ------------------------

Witness:


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